                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  CUMETRIX DATA SYSTEMS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                          CUMETRIX DATA SYSTEMS CORP.
                               957 LAWSON STREET
                           INDUSTRY, CALIFORNIA 91748

                                                              September 10, 1998

To Our Shareholders:

You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of Shareholders of Cumetrix Data Systems Corp., a California corporation (the "Company"), which will be held at 10:00 a.m. on October 5, 1998, at the offices of the Company, located at 957 Lawson Street, Industry, California 91748. All holders of the Company's outstanding Common Stock as of August 21, 1998 are entitled to vote at the Annual Meeting.

Enclosed is a copy of the Notice of Annual Meeting of Shareholders, proxy statement and proxy. A current report on the business operations of the Company will be presented at the meeting, and shareholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, sign, date, and return the proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                           [MAX TOGHRAIE]

                                          Max Toghraie
                                          Chief Executive Officer

                            ------------------------

                          CUMETRIX DATA SYSTEMS CORP.
                               957 LAWSON STREET
                           INDUSTRY, CALIFORNIA 91748
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 5, 1998

    NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Cumetrix Data Systems Corp., a California corporation (the "Company"), will be held at 10:00 a.m. local time, on October 5, 1998, at the offices of the Company, located at 957 Lawson Street, Industry, California 91748 for the following purposes:

    1.  To elect the Board of Directors;

    2. To approve amendments to the 1997 Stock Option Plan to increase the shares of capital stock of the Company reserved for issuance under the plan by 500,000 to a total of 1,000,000 shares;

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on August 21, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                          By Order of the Board of Directors

                                           [MAX TOGHRAIE]

                                          Max Toghraie
                                          Chief Executive Officer

Dated: September 10, 1998

PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            ------------------------

                          CUMETRIX DATA SYSTEMS CORP.
                               957 LAWSON STREET
                           INDUSTRY, CALIFORNIA 91748
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Cumetrix Data Systems Corp. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on October 5, 1998, at the offices of the Company, located at 957 Lawson Street, Industry, California 91748 and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" (i) the election as Class I and Class II directors of the six nominees listed thereon, and (ii) the approval of the amendments to the Company's 1997 Stock Option Plan. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the Annual Meeting in person.

    At the close of business on August 21, 1998, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 7,452,500 shares of Common Stock, without par value per share ("Common Stock"). As of the Record Date, the Company had approximately 30 shareholders of record. The Company is informed and believes that there are approximately 1,200 beneficial holders of its Common Stock. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only shareholders of record at the close of business on August 21, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    The enclosed proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

    The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy will be mailed on or about September 10, 1998 to all shareholders entitled to vote at the Annual Meeting.

    The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS AND OFFICERS

    The following table sets forth certain information with respect to (i) each director and nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table on page 7, (iii) all directors and executive officers of the Company as a group at September 4, 1998, including the number of shares of Common Stock beneficially owned by each of them, and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock. Unless otherwise indicated below, the business address of each individual is the same as the address of the Company's principal executive offices.

                                                                AMOUNT AND NATURE   PERCENT OF
                                                                  OF BENEFICIAL      CLASS OF
                                                                   OWNERSHIP OF       COMMON
EXECUTIVE OFFICERS                                               COMMON STOCK(1)       STOCK
--------------------------------------------------------------  ------------------  -----------
Max Toghraie(2)...............................................           64,984          *
James Ung(3) and Mei Yang(4)..................................        2,257,102          30.02%
Carl L. Wood(5)...............................................            8,330          *
Stephen T. Schaffert(6).......................................            5,998          *

DIRECTORS
--------------------------------------------------------------
Nancy Hundt(7)................................................        2,194,796          29.44%
David Tobey(8)................................................            7,899          *
Philip Alford(9)..............................................            6,000          *
All directors and executive officers as a group (7 persons)
  (10)........................................................        4,545,109          59.70%

------------------------

*   Less than 1%

(1) Includes shares issuable upon the exercise of options or warrants that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Chief Executive Officer and director of the Company. Consists of 64,984 shares issuable upon exercise of options. Mr. Toghraie's address is 957 Lawson Street, Industry, California 91748

(3) President and director of the Company. Mr. Ung and Ms. Yang are married. Includes 50,858 shares issuable upon exercise of options. Mr. Ung's address is 957 Lawson Street, Industry, California 91748

(4) Secretary, Treasurer and director of the Company Ms. Yang and Mr. Ung are married. Includes 14,126 shares issuable upon exercise of options. Ms. Yang's address is 957 Lawson Street, Industry, California 91748

(5) Chief Financial Officer of the Company. Consists of 8,330 shares issuable upon exercise of options. Mr. Wood's address is 957 Lawson Street, Industry, California 91748.

(6) Chief Technology Officer of the Company. Consists of 4,998 shares issuable upon exercise of options and 1,000 shares held by spouse. Mr. Schaffert's address is 957 Lawson Street, Industry, California 91748.

(7) Includes 2,678 shares issuable upon exercise of options. Ms. Hundt's address is 957 Lawson Street, Industry, California 91748.

(8) Consists of 7,899 shares issuable upon exercise of options. Mr. Tobey's address is 957 Lawson Street, Industry, California 91748.

(9) Consists of 6,000 shares issuable upon exercise of options. Mr. Alford's address is 746 West Adams Boulevard, Suite 109, Los Angeles, California 90089.

(10) Includes 160,873 shares issuable upon exercise of options.

                             ELECTION OF DIRECTORS
                           (ITEM 1 OF THE PROXY CARD)

    The Company currently has a Board of Directors consisting of six directors (Max Toghraie, James Ung, Mei Yang, Nancy Hundt, David Tobey and Philip Alford). Prior to the Annual Meeting, the Company may become a "listed corporation" for purposes of California Corporations Code section 301.5 ("Section 301.5"). If the Company becomes a listed corporation for purposes of Section 301.5, the Bylaws of the Company provide that the Board of Directors of the Company shall be split into two classes, Class I and Class II. Each class of directors will stand for election at the Annual Meeting. The Class I directors will be elected to a two
(2) year term, which term shall expire at the annual meeting of shareholders to be held in 2000. The Class II directors will be elected for a one (1) year term, which term shall expire at the annual meeting of shareholders to be held in 1999. At each annual meeting of shareolders beginning in 1999, the class of directors whose terms have expired shall stand for election for a term of two
(2) year, which term expires on the date of the second annual meeting of shareholders following their election.

    Management's nominees for election at the Annual Meeting as Class I directors are Max Toghraie, James Ung, and Nancy Hundt. Management's nominees for election at the Annual Meeting as Class II directors are Mei Yang, David Tobey and Philip Alford. If elected, the Class I nominees will serve as directors until the Company's annual meeting of shareholders to be held in the year 2000, and until their successors are elected and qualified. If elected, the nominees as Class II directors will serve as directors until the Company's next annual meeting of shareholders to be held in 1999, and until their successors are duly elected and qualified. However, if prior to the Company's next annual meeting of shareholders, the Company does not become a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code, the Board of Directors will not be divided into classes with staggered two year terms and all directors will serve until the next annual meeting of shareholders to be held in 1999, and until their successors are duly elected and qualified. A company becomes a "listed corporation" for purposes of Section 301.5 (i) if it has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or (ii) if it has outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (the "Nasdaq NMS") and has at least 800 holders of its equity securities. The Company has completed an application to have its Common Stock quoted on the Nasdaq NMS which, if approved, will likely make the Company a "listed corporation" within the meaning of Section 301.5. On September 9, 1998, the Company withdrew its application to have its Common Stock quoted on the Nasdaq NMS because the closing sale price of the Common Stock had fallen below the Nasdaq NMS initial requirement of $5.00 per share. The Company intends to resubmit its application at such time as the closing sale price of its Common Stock exceeds $5.00 per share. There can be no assurance that the Company will meet the initial criteria to have its Common Stock approved for quotation on the Nasdaq NMS or, if approved, that the Company will meet continued criteria to sustain quotation of its Common Stock on the Nasdaq NMS. If any nominee for director declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

    A holder of Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. The three nominees nominees as Class I director and the three nominees as Class II director who receive the highest number of votes will be elected. All other matters that may properly come before the meeting require for aproval the favorable vote of a majority of shares voted at the meeting or by proxy. The Articles of Incorporation of the Company eliminate cumulative voting at such time as the Company becomes a "listed corporation" for purposes of Section
301.5. If the Company is not a "listed corporation" for purposes of Section
301.5 on October 5, 1998, and a shareholder requests cumulative voting before commencement of the election (and if the candidates' names have been placed in nomination prior to that time), then any shareholder may distribute among as many candidates as desired a number of votes equal to the number of directors to be elected multiplied by the number of shares held. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares in their discretion among all or any of the candidates named herein. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes for or against such matters.

    If a quorum is present and voting, the six directors receiving the highest number of votes will be elected to the Board of Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the presence of a quorum.

    The table below sets forth for the current directors to be elected at this meeting with certain information with respect to age and background.

NAME                                                              POSITION WITH COMPANY           AGE      DIRECTOR SINCE
------------------------------------------------------------  ------------------------------      ---      ---------------
CLASS I DIRECTORS WHOSE TERM EXPIRES AT THE 2000 ANNUAL
  MEETING OF STOCKHOLDERS (TO BE HELD IN 2000):
Max Toghraie................................................  Chief Executive Officer and             35           1997
                                                              Director of the Company
James Ung...................................................  President and Director                  36           1996
Nancy Hundt.................................................  Director                                30           1996

CLASS II DIRECTORS WHOSE TERM EXPIRES AT THE 1999 ANNUAL
  MEETING OF STOCKHOLDERS (TO BE HELD IN 1999):
Mei Yang....................................................  Secretary, Treasurer and                35           1996
                                                              Director
David Tobey.................................................  Director                                37           1997
Philip Alford...............................................  Director                                44           1998

EXECUTIVE OFFICERS

                                                                                                        EXECUTIVE OFFICER
NAME                                             POSITION WITH COMPANY                         AGE            SINCE
-----------------------------  ----------------------------------------------------------      ---      -----------------
Jeff Toghraie................  Chief Operating Officer                                             30            1998
Carl L. Wood.................  Chief Financial Officer                                             46            1998
Stephen T. Schaffert.........  Chief Technology Officer                                            47            1998

BUSINESS EXPERIENCE

DIRECTORS AND NOMINEES FOR DIRECTOR

    CLASS I DIRECTORS

    MAX TOGHRAIE has served as the Chief Executive Officer of the Company since September 1997, and as a director since April 1997. He has also served as a consultant to the Company since its inception in April of 1996. Mr. Toghraie served as a trading group manager for D'Argent Inc., an international trading company from 1992 through December 1996. During the past 5 years, he has been involved with various privately held development stage companies as a director and/or consultant. Mr. Toghraie is a member of the audit committee of the Board of Directors. Max Toghraie and Jeff Toghraie, the Chief Operating Officer of the Company, are brothers.

    JAMES UNG is a co-founder of the Company and has served as its President since April 1997 and as a director since the Company's inception in April of 1996. From February 1992 until joining the Company, Mr. Ung was Director of Operations of American Systec Corporation, a privately held systems distribution and configuration company in Brea, California. From 1989 to 1992, Mr. Ung served as Vice President of

Marketing at PC Systems Design, a California based systems integration and distribution company. Mr. Ung is married to Mei Yang.

    NANCY HUNDT has served as a director of the Company since its inception in April of 1996. Ms. Hundt is a co-founder of the Company. She has a background in the optical industry and has served as a representative of the American Board of Opticianery, an optical industry retail group. Ms. Hundt acts as a consultant to the optical industry and has served over the last five years as Chief Operating Officer of Academy Optical, Inc. Ms. Hundt is a member of the audit and compensation committees of the Board of Directors.

    CLASS II DIRECTORS

    MEI YANG has served as a director of the Company since its inception in April of 1996. Ms. Yang has served as the Secretary and Treasurer of the Company since March 1997. From 1990 to 1996, Ms. Yang was the Chief Operating Officer of American Systec Corporation, a privately held systems distribution and configuration company in Brea, California.

    DAVID TOBEY has served as a director of the Company since July 1997. Mr. Tobey was the founder and President and CEO of Computer-Aided Software Integration ("CASI") from February 1995 to March 1998 and was a significant stockholder of CASI, a subsidiary of Datatec Systems, Inc. (formerly Glasgal Communications, Inc.), a Nasdaq traded company. He also founded and served as the Executive Director of the Integrating Technology Consortium, an integration standards, certification and education organization focused on the hospitality industry from June 1994 to October 1997. Prior to founding CASI in February 1995, Mr. Tobey was the Senior Vice President of Corporate Services from April 1993 to April 1995 for Hotel Information Systems where he was responsible for articulating and managing the development of strategic initiatives and corporate operations in marketing, product development and professional services. From September 1986 to April 1994, Mr. Tobey was the founder and served as Chairman and CEO of Stratcon, a systems integration company in the legal market and later as CTO of Automation Partners, into which Stratcon merged in 1990. Mr. Tobey has also consulted with numerous technology and service companies and is a frequent speaker at international conferences on technology and management topics. Mr. Tobey is a member of the compensation committee.

    PHILIP ALFORD has served as a director of the Company since February 1998. Mr. Alford is the co-founder and Chairman and acting Chief Financial Officer of Verix Software, a position he has held since July 1997. Prior to joining Verix Software, a business software developer, Mr. Alford was employed by Tekelec, a publicly traded company, from 1985 to December 1996, where he served primarily as its Chief Financial Officer and from 1994 to 1996 as its President, Chief Executive Officer and director. Tekelec is a supplier of diagnostic and switching systems to the communications industry. After leaving Tekelec, Mr. Alford served as an independent management consultant. Mr. Alford is a member of the audit and compensation committees.

    EXECUTIVE OFFICERS

    JEFF TOGHRAIE has served as the Chief Operating Officer of the Company since June 1998. Mr. Toghraie has been an advisor to the Company since its inception in April 1996. From 1992 to 1996, Mr. Toghraie was a private investor and a financial consultant with Strafford Group, a privately held investment firm. Mr. Toghraie and Max Toghraie, Chief Executive Officer of the Company, are brothers.

    CARL L. WOOD has served as Chief Financial Officer of the Company since February 1998. From September 1996 to June 1997, Mr. Wood served as Corporate Controller and Director of Management Information Systems at Murad, Inc. in El Segundo, California, a cosmetic retail business specializing in high-end skin care products. From 1989 to September 1996, Mr. Wood was Corporate Controller and Vice President, Finance, and subsequently the Chief Financial Officer of 99 Cents Only Stores in Los Angeles, California, a deep discount retailer of general merchandise.

    STEPHEN T. SCHAFFERT has served as Chief Technology Officer of the Company since May 11, 1998. From August 1996 to April 1997, Mr. Schaffert served as Configuration Centers Manager and then Operations Vice President for Computer-Aided Software Integration, Inc. ("CASI"). From May 1997 to April 1998, he was a Process Engineering Specialist for Datatec Systems, Inc., CASI's parent. From September 1994 to August 1996, Mr. Schaffert worked for KTA Inc., an MPE Engineering firm as a systems administrator/ manager. From April 1991 to September 1994, Mr. Schaffert worked for Digital Equipment Corp. as a LAN Engineer. During the past 20 years, Mr. Schaffert has worked at Novell, Digital Equipment Corp., GTSI, Automation Partners and other computer and networking industry companies.

      BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    There was one (1) meeting of the Board of Directors during the year ended March 31, 1998. All of the directors except Mr. Tobey attended this meeting. All other actions of the Board of Directors were accomplished by written consent. The Board of Directors has authorized an Audit Committee and a Compensation Committee. There is no nominating committee and the members of each committee are nominated and appointed by the majority vote of the Board of Directors.

AUDIT COMMITTEE

    The Board of Directors maintains an Audit Committee, which is currently comprised of Messrs. Toghraie and Alford and Ms. Hundt. The Audit Committee was formed in March 1998, prior to the Company's Initial Public Offering, and did not meet during the year ended March 31, 1998. The Audit Committee was formed to, among other things, consult and meet with the Company's auditors and its Chief Financial Officer and accounting personnel, review potential conflict of interest situations, where appropriate, and report and make recommendations to the full Board of Directors regarding such matters.

COMPENSATION COMMITTEE

    The Board of Directors also has a Compensation Committee (the "Compensation Committee"), which is comprised of Messrs. Tobey and Alford and Ms. Hundt. The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering any employee incentive plans, administering the 1997 Stock Option Plan, reviewing officers' salaries, approving significant changes in employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee was formed in June 1998, after the Company's Initial Public Offering, and did not meet during the year ended March 31, 1998.

DIRECTOR COMPENSATION

    All directors are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' and/or committee meetings and all directors who are not executive officers or employees of the Company currently receive a director's fee of $500 per meeting personally attended and $100 per meeting telephonically attended for service as a director. The directors have also received nonstatutory stock options, which, to date, have been approved by the entire Board of Directors. Future grants of stock options will be administered by the Compensation Committee.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file. Prior to the consummation of the initial public offering of the Common Stock of the Company on April 8, 1998, the officers, directors and beneficial owners of more than 10% of the Company's Common Stock ("reporting persons") were not required to file reports under Section 16(a).

Therefore, no filings with respect to any reporting persons under Section 16(a) were required for the year ended March 31, 1998.

    Based solely upon a review of copies of reports furnished to the Company on or after April 8, 1998 and written representations received by the Company from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company's reporting persons have been complied with to date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the twelve months ended March 31, 1998, the Board of Directors had no Compensation Committee. All action relating to executive compensation was acted upon by the entire Board of Directors. Messrs. Toghraie and Ung and Ms. Yang comprise all officers and employees who participated in deliberations of the Board of Directors concerning executive compensation.

    During the twelve months ended March 31, 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation for the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 (or would have exceeded $100,000 if the reporting period covered herein was for twelve months) for the year ended March 31, 1998 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION     LONG-TERM
                                                                                    COMPENSATION
                                                             ---------------------  -------------
NAME AND PRINCIPAL POSITION                                    YEAR       SALARY     OPTIONS(1)
-----------------------------------------------------------  ---------  ----------  -------------
Max Toghraie(2)............................................       1998  $   96,000      126,046
  Director and Chief Executive Officer
James Ung(3)...............................................       1998  $  154,985       98,645
  Director and President
Tommy Tang(4)..............................................       1998  $   12,000            0

------------------------

(1) All stock options to Messrs. Toghraie and Ung were granted under the Company's 1997 Stock Option Plan.

(2) Mr. Toghraie was appointed Chief Executive Officer of the Company in September 1997. Prior to Mr. Toghraie's appointment, there was no Chief Executive Officer of the Company.

(3) Mr. Ung is married to Mei Yang, Director, Secretary and Treasurer of the Company. Ms. Yang receives salary of $72,000 per year and received options to purchase 27,402 shares of Common Stock from the 1997 Stock Option Plan on July 1, 1997, which options are exercisable at $2.70 per share and expire July 1, 2007. As of March 31, 1998, 10,274 of such options were exercisable. From March 1997 to September 1997, Ms. Yang received was compensated at an annual salary of $45,600 per year. For the entire year ended March 31, 1998, Ms. Yang received $54,328.

(4) Mr. Tang was President of the Company until May 1997.

STOCK OPTION GRANTS

    The following table sets forth information regarding stock options granted during the year ended March 31, 1998 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------
                                                             PERCENT OF                                POTENTIAL REALIZABLE
                                                               TOTAL                                     VALUE AT ASSUMED
                                                              OPTIONS                                 ANNUAL RATES OF STOCK
                                             NUMBER OF        GRANTED                                 PRICE APPRECIATION FOR
                                            SECURITIES      TO EMPLOYEES    EXERCISE OR                    OPTION TERM
                                            UNDERLYING           IN         BASE PRICE    EXPIRATION  ----------------------
NAME                                      OPTIONS GRANTED   FISCAL YEAR       ($/SH)         DATE       5% ($)      10%($)
----------------------------------------  ---------------  --------------  -------------  ----------  ----------  ----------
Max Toghraie............................       126,046           32.84%      $    2.70      7/1/07    $  214,028  $  542,389
James Ung(1)............................        98,645           25.70%      $    2.70      7/1/07    $  167,501  $  424,480

------------------------

(1) James Ung is married to Mei Yang, Secretary, Treasurer and Director of the Company. During the last fiscal year, Ms. Yang received options to purchase 27,402 shares of Common Stock. Ms. Yang's options were 7.14% of the total options granted to employees in the last fiscal year. The exercise price on Ms. Yang's options is $2.70 per share. The expiration date of Ms. Yang's options is July 1, 2007. The potential realizable value at at assumed annual rates of stock appreciation for the option term is $46,529 at an assumed rate of 5% and $117,914 at an assumed rate of 10%.

YEAR END OPTIONS

    The following table sets forth information regarding unexercised options held by the Named Executives. No options were exercised during the year ended March 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                         VALUE OF IN-THE MONEY
                                                       NUMBER OF UNEXERCISED OPTIONS     OPTIONS AT FISCAL YEAR
                                                            AT FISCAL YEAR END                   END(1)
NAME                                                     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-----------------------------------------------------  -----------------------------  ----------------------------
Max Toghraie.........................................          47,263/78,783               $108,704/$181,201
James Ung(2).........................................          36,989/61,656                $85,075/$141,808

------------------------

(1) There was no public market for the Company's Common Stock at fiscal year end. For purposes of valuing in-the-money options at fiscal year end, an assumed value of $5.00 per share for the Common Stock, which price is equal to the April 8, 1998 initial public offering price of the Company's Common Stock, is used.

(2) Mr. Ung is married to Mei Yang, Secretary, Treasurer and Director of the Company. At the end of the last fiscal year, Ms. Yang had 10,274 unexercised exercisable options and 17,127 unexercised unexercisable options. The value of Ms. Yang's exercisable in-the-money options at fiscal year end was $23,630, and the value of Ms. Yang's unexercisable in-the-money options at fiscal year end was $39,392.

EMPLOYMENT AND OTHER COMPENSATORY AGREEMENTS

    The Company has entered into an employment agreement with Max Toghraie to serve as Chief Executive Officer. The agreement is for an initial term of five years commencing July 1, 1997 and will automatically be extended for consecutive periods of one year unless the Company elects to terminate the agreement. Mr. Toghraie is entitled to an annual base salary of $192,000 and has been issued options to to purchase 126,046 shares of the Company's Common Stock at $2.70 per share pursuant to the Company's 1997 Stock Option Plan. The Company will also provide Mr. Toghraie with other customary benefits, including health, life and disability insurance, an automobile allowance and reimbursement for ordinary business expenses. If Mr. Toghraie's employment is terminated "without cause," all of his options immediately vest, and he will be entitled to receive a payment equal to the then effective base salary for the lesser of the remainder of the term of the agreement, and 24 months.

    The Company has entered into an employment agreement with James Ung to serve as President. The agreement is for an initial term of five years commencing July 1, 1997 and will automatically be extended for consecutive periods of one year unless the Company elects to terminate the agreement. Mr. Ung's base salary from July 1, 1997 until September 30, 1997 was $144,000 per annum, and effective September 30, 1997 increased to $192,000. Mr. Ung has been issued options to purchase 98,645 shares of the Company's Common Stock at $2.70 per share pursuant to the Company's 1997 Stock Option Plan. The Company will also provide Mr. Ung customary benefits, including health, life and disability insurance, an automobile allowance and reimbursement for ordinary business expenses. If Mr. Ung's employment is terminated "without cause" he will be entitled to receive a payment equal to the then effective base salary for the lesser of the remainder of the term of the agreement and six (6) months.

    The Company has entered into an employment agreement with Mei Yang to serve as Secretary and Treasurer. The agreement is for an initial term of five years commencing July 1, 1997 and will automatically be extended for consecutive periods of one year unless the Company elects to terminate the agreement. Ms. Yang's base salary from June 1, 1997 until September 30, 1997 was $45,600 per annum, and, effective September 30, 1997 increased to $72,000. Ms. Yang has been issued options to purchase 27,402 shares of the Company's Common Stock at $2.70 per share pursuant to the Company's 1997 Stock Option Plan. The Company will also provide Ms. Yang customary benefits, including health, life and disability insurance, an automobile allowance and reimbursement for ordinary business expenses.

    In May 1998, the Company also entered into an employment agreement with Mr. Schaffert which is terminable at will by either the Company or Mr. Schaffert. If the Company terminates Mr. Schaffert's employment without cause (as defined in the agreement) prior to May 1, 2000, Mr. Schaffert is entitled to receive as severance his salary through May 1, 2000. If, after May 1, 2000, the Company terminates Mr. Schaffert's employment agreement, Mr. Schaffert is entitled to receive as severance his base salary for six (6) months. Under the terms of this Agreement, Mr. Schaffert's annual base salary is $110,000. Mr. Schaffert is entitled to receive an annual merit bonus of up to 10% of his annual base salary upon satisfaction of certain criteria to be set by the Compensation Committee of the Board of Directors. Any bonus is within the discretion of the Compensation Committee of the Board of Directors. Upon voluntary termination of his employment with the Company, he shall receive all accrued salary, bonus and other benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Until March 1998 David Tobey, a director of the Company, was the founder and the President, Chief Executive Officer and a principal stockholder of Computer-Aided Software Integration, Inc. ("CASI"). CASI is a subsidiary of Datatec Systems, Inc. ("Datatec"), formerly known as Glasgal Communications, Inc. On March 9, 1998, Mr. Tobey resigned all positions with CASI and Datatec and sold his entire equity interest in CASI to Datatec. Although the Company believes that Mr. Tobey's departure from CASI and Datatec will have no adverse effect on the Company's relationship with CASI and Datatec, there can be no assurance that Mr. Tobey's resignation will not adversely effect the Company's working relationship with CASI and Datatec. During his employment at CASI and Datatec during which Mr. Tobey was a principal stockholder of CASI, the Company and CASI entered into (i) a license agreement (the "CASI License") pursuant to which the Company received a worldwide, perpetual, royalty-free, nonexclusive (except as to the countries comprising South America (excluding Central America) and Malaysia where the license is exclusive for a term of five years) and non-transferable license to reproduce and use CASI's Integrator's Workbench Product Series ("IWPS") software including CASI's Configurator and router software products, and (ii) a reseller agreement (the "Reseller Agreement") pursuant to which the Company may market, distribute and support CASI's products throughout the world. The Company paid CASI a one-time license fee of $1,100,000. The license fee was paid (i) by delivering to CASI a non-interest bearing promissory note in the principal amount of $950,000 (the "CASI Note"), and (ii) a cash payment of $150,000 funded by a loan to the Company in such amount by an officer of Datatec (the "Datatec Loan") described below. In connection with its license of the Configurator software from CASI, the Company issued to CASI a contingent warrant (the "CASI Warrant") exercisable upon the Company's default on payment of the $950,000 principal amount then due under the CASI Note. The Company fully repaid the Datatec Loan and the CASI Note out of the proceeds of its Initial Public Offering in April 1998. The CASI License was fully paid and the Company has no further license fee obligations. Under the CASI License, the Company is entitled to receive maintenance for the Configurator software for a fee of $25,000 per annum, payable in equal quarterly installments. Maintenance is limited to debugging and delivery to the Company of any enhancements or upgrades to the Configurator software used internally by CASI or released by CASI to its customer base. The Company is also entitled to request that CASI provide enhancements and additional features on CASI's licensed Configurator system specified by the Company. CASI may develop such enhancements and features at CASI's expense and incorporate them as part of CASI's generally released Configurator software, or, if CASI declines to develop the enhancements and features at its own expense, the Company is able to require CASI to perform such development services at preferential rates and any resulting work product of CASI will be owned by the Company. If CASI ceases to provide support or enhancements or otherwise fails to perform its obligations to the Company, the Company's remedies include access to CASI's source code for the Configurator software. The Company's license to the Configurator software includes a license to modify and maintain the source code from and after such time, if any, as the Company receives access to the Configurator software source code.

    In connection with the Datatec Loan, the Company executed a promissory note (the "Datatec Note") in favor of the officer of Datatec who made the Datatec Loan. The Datatec Note provided that the Company pay $50,000 on November 31, 1997 and $100,000 on February 28, 1998. The Datatec Note was fully paid out of the proceeds of the initial public offering of the Common Stock of the Company in April 1998.

    The $950,000 principal amount of the CASI Note exceeded 5% of the Company's total assets at the end of the fiscal year.

    Under the Reseller Agreement, the Company has an exclusive right for a period of five years to resell CASI's licensed software in South America (excluding Central America) and Malaysia and a non-exclusive worldwide right (i) to market, distribute, license and support the CASI's Configurator software in object-code form, and (ii) to use CASI's Configurator software to provide services to the Company's customers and sublicensees. CASI has agreed that it will not enter into any agreement with a third party which provides for the right to license or resell the CASI's Configurator software products in the countries comprising Asia, the Pacific Rim, Japan or Australia without allowing the Company a first right of refusal to create an agreement with such third party as a distributor and/or sub-licensee and/or first offering the Company the right to license or resell on terms and conditions, including price, equivalent to those contained in the proposed third party agreement. CASI has retained the right to use its software in Malaysia and South America only for CASI's own configuration centers.

    At the time the Company enterred into the CASI License and the Reseller Agreement and executed the CASI Note and the Datatec Note, Stephen T. Schaffert, Chief Technology Officer of the Company, was Configuration Centers Manager for CASI.

    The Company loaned approximately $40,000 aggregate principal amount to Mr. Max Toghraie, the Chief Executive Officer of the Company and a director, in exchange for a promissory note dated February 12, 1997, at a rate of 5.7% per annum. The loan was fully repaid on June 16, 1997.

    For the year ended March 31, 1998, the Company had sales of approximately $1.39 million to and purchases of approximately $598,200 from Samax Technology, Inc. ("Samax"), a Company owned by the mother of Mr. Max Toghraie and Mr. Jeff Toghraie. At March 31, 1998, the Company had approximately $92,000 and $0 included in trade receivables and accounts payable, respectively, attributed to Samax.

Although the Company is not currently making purchases from or sales to Samax, if the Company determines that resuming purchases from or sales to Samax in the future would be in the best interests of the Company, any such future transactions would be negotiated on an arms-length basis and on terms and conditions at least as favorable to the Company as those which would be obtained from competitors of Samax.

    The Company purchased 200,000 shares and 100,000 warrants in Evolutions, Inc. ("Evolutions") for $100,000 which, at March 31, 1997, was personally guaranteed by Max Toghraie. This guarantee was recorded as a receivable from a director, Max Toghraie. Subsequent to June 13, 1997, the Board of Directors and shareholders voted to release Max Toghraie from this guarantee as partial inducement for Max Toghraie to accept additional management responsibilities at the Company, including agreeing to become the Chief Executive Officer. The Company determined, due to significant cash flow difficulties encountered by Evolutions, that its investment is worthless. Accordingly, the Company recognized a one-time loss of $100,000 during the first quarter of 1997 which was included in selling, general and administrative expenses.

    In June 1997, Mr. James Ung and Ms. Mei Yang signed individual guarantees of the Company's credit facility with Finova Capital Corporation.

    On December 3, 1997, the Company executed a lease for approximately 21,900 square feet of office and warehouse space in Industry, California. The lease term is three years, and the base rent is $11,169 per month. On December 3, 1997, James Ung and Mei Yang signed an individual guarantee (the "Guarantee") of the Company's obligations under the lease. The Guarantee terminated upon the date the Company became a public company.

                    AMENDMENT TO THE 1997 STOCK OPTION PLAN
                           (ITEM 2 OF THE PROXY CARD)

INTRODUCTION

    The shareholders are being asked to approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") which will increase the maximum number of shares of Common Stock reserved for issuance over the term of the Plan from 500,000 to 1,000,000 shares.

    The Board of Directors adopted the amendment on July 24, 1998, subject to shareholder approval at the Annual Meeting. The Board believes the amendment is necessary in order to assure that the Company will have a sufficient reserve of Common Stock over the term of the Plan, to provide option grants as an equity incentive to attract and retain the services of key individuals essential to the Company's long-term success.

    The following is a summary of the principal features of the amended Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Industry, California.

STOCK OPTION PLAN

    The Company adopted the 1997 Stock Option Plan (the "Stock Option Plan") in July 1997. Each officer, other employee, director or consultant of the Company or any of its future subsidiaries is eligible to be considered for the grant of awards under the Stock Option Plan. A maximum of 500,000 shares of Common Stock (increasing to 1,000,000 shares of Common Stock if the Amendment to the Stock Option Plan proposed hereby is approved) may be issued pursuant to awards granted under the Stock Option Plan, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the Stock Option Plan. The Stock Option Plan terminates in 2007 and no option may be granted under the Stock Option Plan after July 1, 2007, although options previously granted may be thereafter amended consistent with the Stock Option Plan.

    ADMINISTRATION. The Stock Option Plan may be administered by the Company's Board of Directors or by a committee whose members serve at the pleasure of the Board. The Board has appointed the Company's Compensation Committee to administer the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Board or the Compensation Committee acting as Administrator has full and final authority to select to whom awards will be granted, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

    The Stock Option Plan authorizes the Board to enter into any type of arrangement with an eligible award and recipient that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or
(iii) any similar security or benefit with a value derived from the value of the Common Stock. No person may receive awards representing more than 40% of the number of shares of Common Stock covered by the Stock Option Plan (i.e., 200,000 shares, or 400,000 shares if the Amendment to the Stock Option Plan proposed hereby is approved).

    EXERCISE AND PAYMENT. The Administrator determines the extent to which awards shall be payable in cash, shares of Common Stock or any combination thereof. The exercise price of future options must be at least 85% of the fair market value of the Common Stock on the date of grant.

    AWARDS. Stock awards under the Stock Option Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of Common Stock for any lawful consideration, including cash payment, services rendered, or the cancellation of indebtedness.

    The Board may amend or terminate the Stock Option Plan at any time and in any manner, subject to the following: (i) no recipient of any award may, without his or her consent, be deprived of the award or of any of his or her rights under or relating to the award as a result of the amendment or termination; and
(ii) if any rule or regulation promulgated by the Securities and Exchange Commission (the "Commission"), the Internal Revenue Service, other applicable law, or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that the amendment be approved by the Company's shareholders, then the amendment will not be effective until it has been approved by the Company's shareholders.

    MARKET VALUE OF COMMON STOCK UNDERLYING OPTIONS. The closing sale price of the Common Stock on September 9, 1998 was $4.5

    FEDERAL INCOME TAX TREATMENT. Options granted under the Stock Option Plan are non-statutory options which are not intended to satisfy the requirements of
Section 422 of the Internal Revenue Code (the "Code"). The Federal income tax treatment for such options is as follows:

    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    ACCOUNTING TREATMENT. Option grants with an exercise price equal to the fair market value of the shares on the grant date will not result in any direct compensation expense to the Company's earnings, but such options may be a factor in determining the Company's earnings per share on a diluted basis. In addition, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

    AMENDMENT TO THE STOCK OPTION PLAN. The amendment to the Stock Option Plan would increase the aggregate number of shares of Common Stock which may be issued under the Stock Option Plan from 500,000 shares to 1,000,000 shares. As set forth above, there are presently 96,285 shares available for future grants under the Stock Option Plan. The Board of Directors believes that stock options and similar awards are an effective means of attracting and retaining individuals as officers, employees, directors and consultants who can contribute materially to the successful conduct of the business and affairs of the Company. Accordingly, the Board of Directors believes that an increase in the number of shares which may be issued pursuant to the Stock Option Plan is in the best interests of the Company and its shareholders.

    REQUIRED VOTE. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting is required to permit the proposed amendment. With respect to the vote on the amendment to the Stock Option Plan, abstentions will be counted toward tabulation of votes cast and will have the same effect as negative votes. However, broker non-votes will not be cast as votes for or against amendment of the Stock Option Plan.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                      SHAREHOLDERS VOTE FOR THIS PROPOSAL.

NEW PLAN BENEFITS

    As of August 21, 1998, no options had been granted on the basis of the 500,000 share increase which is the subject of this proposal.

                           BOARD COMPENSATION REPORT

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation plan is currently administered by the Compensation Committee, which was comprised of three non-employee Directors during the period from June 9, 1998 through the present. Prior to establishing a Compensation Committee, all executive compensation was administered by the Board of Directors pursuant to the same guidelines. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

    The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance, and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to contribute, to the Company's long-term success. In establishing executive compensation, Board of Directors was guided and the Compensation Committee is guided by the following principles: (i) the total compensation for executive officers should be sufficiently competitive with the compensation paid by other high-growth companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and
(ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual.

    The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Board of Directors believed and the Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder values, and further believes that executive officers can best increase shareholder value through the Company's operating results by supplying high quality products and services to the Company's customers.

    BASE SALARY. The Board of Directors set and the Compensation Committee sets the base salary for executive officers by reviewing the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives and the executive's individual performance in the preceding year. The Board of Directors utilized and the Compensation Committee utilizes salary surveys for reference purposes, but its salary determinations are not subject to specific criteria.

    OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE
COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1997 Stock Option Plan is qualified so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 1998 will be fully deductible.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for the Company's Chief Executive Officer, Mr. Max Toghraie, was determined based on the same policies and criteria as the compensation for other executive officers.

                                          The Board of Directors
                                              Max Toghrie
                                             James Ung
                                             Mei Yang
                                             Nancy Hundt
                                             David Tobey
                                             Philip Alford

                                    AUDITORS

    The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to serve as independent auditors of the Company for the year ended March 31, 1999. Arthur Andersen LLP served as independent public accountant to the Company for the year ended March 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a satement will respond to appropriate questions from shareholders.

                                FORM 10-K REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS AND MAY BE OBTAINED BY WRITING TO CARL WOOD, CHIEF FINANCIAL OFFICER, CUMETRIX DATA SYSTEMS CORP., 957 LAWSON STREET, INDUSTRY, CALIFORNIA 91748.

                             SHAREHOLDER PROPOSALS

    Any proposals of security holders which are intended to be presented at next year's Annual Meeting must be received by the Company at its principal executive offices on or before April 22, 1999, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors
                                          Mei Yang
                                          Secretary

Industry, California
September 10, 1998

Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.

                          CUMETRIX DATA SYSTEMS CORP.
                              INDEX TO APPENDICES
                            ------------------------

Appendix A       1997 Stock Option Plan
                Amended and Restated Effective July 24, 1997

                                                                      APPENDIX A

                          DATANET INTERNATIONAL, INC.
                      AMENDED AND RESTATED 1997 STOCK PLAN

1. PURPOSE OF THE PLAN.

    The purpose of this Amended and Restated 1997 Stock Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Data Net International, Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.

2. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

    The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3. PERSONS ELIGIBLE UNDER THE PLAN.

    Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4. AWARDS.

    (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, no par value, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

    (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

    (d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

    (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

    (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");

    (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

   (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

    (f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

    (g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. No Participant shall receive Awards representing more than 40% of the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan as set forth in Section 5 hereof.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by:(i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6. PAYMENT OF AWARDS.

    The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7. DILUTION AND OTHER ADJUSTMENT.

    In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8. MISCELLANEOUS PROVISIONS.

    (a) DEFINITIONS. As used herein, "subsidiary" means any future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

    (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

    (c) RIGHTS AS SHAREHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

    (d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

    (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

    (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

    (g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

    (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

    (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9. AMENDMENTS AND TERMINATION.

    (a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

    (b) SHAREHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the shareholders of the Company, no such amendment shall be effective unless and until it is approved by the shareholders in such a manner and to such a degree as is required.

    (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after July 1, 2007.

10. EFFECTIVE DATE.

    The Plan, as amended, is effective on July 1, 1997, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company.

11. GOVERNING LAW.

    The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.

                          CUMETRIX DATA SYSTEMS CORP.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

    The undersigned shareholder of Cumetrix Data Systems Corp., a California corporation (the "Company"), hereby appoints Max Toghraie and James Ung and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, October 5, 1998 at the offices of the Company located at 957 Lawson Street, Industry, California 91748, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and Annual Report.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

CLASS I DIRECTORS:
MAX TOGHRAIE
/ / FOR such nominee    / / WITHHELD as to such nominee
JAMES UNG
/ / FOR such nominee    / / WITHHELD as to such nominee
NANCY HUNDT
/ / FOR such nominee    / / WITHHELD as to such nominee

CLASS II DIRECTORS:
MEI YANG
/ / FOR such nominee    / / WITHHELD as to such nominee
DAVID TOBEY
/ / FOR such nominee    / / WITHHELD as to such nominee
PHILIP ALFORD
/ / FOR such nominee    / / WITHHELD as to such nominee

2.  To approve the amendment to the Company's 1997 Stock Option Plan         / /
    FOR                          / / AGAINST                         / / ABSTAIN

3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                                      / / MARK HERE IF YOU PLAN
                                                      TO ATTEND THE MEETING

                                                      Please sign exactly as
                                                      name appears hereon and
                                                      date. If the shares are
                                                      held jointly, each holder
                                                      should sign. When signing
                                                      as an attorney, executor,
                                                      administrator, trustee,
                                                      guardian or as an officer
                                                      signing for a corporation,
                                                      please give full title
                                                      under signature.

                                                      Dated

    ----------------------------------------------------------------------------
                                                      , 1998

                                                      --------------------------
                                                              Signature

                                                      --------------------------
                                                      Signature, if held jointly

        Votes must be indicated by filling in (x) in black or blue ink.

   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope